Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Potomac Bancshares, Inc. (the “Corporation”) on Form 10-QSB for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert F. Baronner, Jr., Chief Executive Officer of the Corporation, and I, Gayle Marshall Johnson, Chief Financial Officer of the Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Corporation.

/s/ ROBERT F. BARONNER, JR.

Robert F. Baronner, Jr. Chief Executive Officer November 10, 2003

/s/ GAYLE MARSHALL JOHNSON

Gayle Marshall Johnson Chief Financial Officer November 10, 2003